Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Second Quarter 2024 Financial Results and Provides Business Update

Mino-Lok data analysis on track with topline results anticipated this quarter

LYMPHIR biologics license application accepted with PDUFA target action date set for August 13, 2024

CRANFORD, N.J., May 14, 2024 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal second quarter 2024 ended March 31, 2024.

Second Quarter 2024 Business Highlights and Subsequent Developments

-	LYMPHIR™ (denileukin diftitox) biologics license application (BLA) accepted by the U.S. Food and Drug Administration (FDA) with August 13, 2024, assigned as Prescription Drug User Fee Act (PDUFA) target action date;

-	Data analysis underway for completed Mino-Lok® Pivotal Phase 3 trial with topline results anticipated in calendar 2Q 2024;

-	Continued engagement with FDA following end of Phase 2b meeting to determine next phase in the development of Halo-Lido for the treatment of hemorrhoids;

-	Merger of our wholly owned subsidiary with TenX Keane Acquisition (Nasdaq: TENK) to form publicly listed Citius Oncology, Inc. is progressing and pending review by Securities and Exchange Commission (SEC) and TENK shareholder approval;

-	Robert Smith elected to the Citius Board of Directors at the Annual Meeting of Stockholders; and,

-	Completed $15 million registered direct offering in April 2024 extending the Company’s cash runway.

Financial Highlights

-	Cash and cash equivalents of $12.6 million as of March 31, 2024;

-	$15 million in gross proceeds from a registered direct offering on April 30, 2024, extends the Company’s cash runway through December 2024;

-	R&D expenses were $3.6 million and $6.2 million for the three and six months ended March 31, 2024, respectively, compared to $4.7 million and $8.2 million for the three and six months ended March 31, 2023, respectively;

-	G&A expenses were $4.3 million and $7.9 million for the three and six months ended March 31, 2024, respectively, compared to $4.8 million and $7.4 million for the three and six months ended March 31, 2023, respectively;

-	Stock-based compensation expense was $3.1 million and $6.1 million for the three and six months ended March 31, 2024, respectively, compared to $1.2 million and $2.4 million for the three and six months ended March 31, 2023, respectively; and,

-	Net loss was $8.5 million and $17.8 million, or ($0.05) and ($0.11) per share for the three and six months ended March 31, 2024, respectively, compared to a net loss of $10.5 million and $14.1 million, or ($0.07) and ($0.10) per share for the three and six months ended March 31, 2023, respectively.

“I am pleased to share that we made solid progress this quarter as we focused on execution and managing our finances. The data analysis of our late-stage asset, Mino-Lok, the only treatment of its kind in development to salvage infected catheters, remains on track. We look forward to reporting the topline results later this quarter. Once we review the results, we plan to engage with the FDA to determine the optimal next steps in the program and look forward to advancing this much-needed alternative to the current standard of care, which often involves painful and costly catheter removal and replacement,” stated Leonard Mazur, Chairman and CEO of Citius.

“Importantly, the BLA submission for LYMPHIR, our novel IL-2 receptor targeted oncology therapy, was accepted by the FDA, and assigned a late summer 2024 PDUFA target action date. In anticipation of potential approval, we continue to align the organization for a successful launch,” added Mazur.

“Despite a tough capital market environment for pre-revenue companies, we successfully completed a $15 million registered direct offering, expanding our cash runway and providing capital to support the execution of our strategic plan. We believe that the merger of our oncology subsidiary with TenX to form a publicly listed company will make our company more attractive to investors and increase the value of our assets. This transaction is progressing, and we expect it to be completed in the coming months as we finalize SEC review and await approval by TENK shareholders. As we continue to meet our goals, we believe additional opportunities to strengthen our capital structure will become available,” concluded Mazur.

second QUARTER 2024 Financial Results:

Liquidity

As of March 31, 2024, the Company had $12.6 million in cash and cash equivalents.

As of March 31, 2024, the Company had 159,094,781 common shares outstanding.

Based on our cash and cash equivalents as of March 31, 2024, and after giving effect to a capital raising that closed on April 30, 2024, we expect to have sufficient funds to continue our operations through December 2024. We expect to raise additional capital in the future to support our operations beyond December 2024.

Research and Development (R&D) Expenses

R&D expenses were $3.6 million for the quarter ended March 31, 2024, compared to $4.7 million for the quarter ended March 31, 2023. For the six months ended March 31, 2024, R&D expenses were $6.2 million as compared to $8.2 million during the six months ended March 31, 2023, a decrease of $1.9 million. The decrease primarily reflects incremental costs related to the completion of the Mino-Lok Phase 3 trial and remediation activities for the LYMPHIR BLA resubmission, offset by lower costs in the current period due to the completion of the Halo-Lido Phase 2b trial.

We expect that research and development expenses will stabilize at current levels in fiscal 2024 as we focus on the commercialization of LYMPHIR, complete our Phase 3 trial for Mino-Lok, and analyze the data from our Phase 2b trial and begin planning our Phase 3 trial for Halo-Lido

General and Administrative (G&A) Expenses

G&A expenses were $4.3 million for the quarter ended March 31, 2024, compared to $4.8 million for the quarter ended March 31, 2023. The decrease was primarily due to lower costs for pre-launch and market research activities associated with LYMPHIR during the period.

For the six months ended March 31, 2024, G&A expenses were $7.9 million as compared to $7.4 million during the six months ended March 31, 2023. The primary reason for the increase was higher costs for pre-launch and market research activities associated with LYMPHIR.

General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the quarter ended March 31, 2024, stock-based compensation expense was $3.1 million as compared to $1.2 million for the quarter ended March 31, 2023. For the six months ended March 31, 2024, stock-based compensation expense was $6.1 million as compared to $2.4 million for the six months ended March 31, 2023. The increase is primarily due to the Citius Oncology stock plan.

Net loss

Net loss was $8.5 million, or ($0.05) per share for the quarter ended March 31, 2024, compared to a net loss of $10.5 million, or ($0.07) per share for the quarter ended March 31, 2023. The $2 million decrease in the net loss was due to decreases of $1.1 million in research and development expenses and $0.5 million in general and administrative expenses, and the increase in other income of $2.3 million, being partially offset by the increase in stock-based compensation expense of $1.9 million.

Net loss was $17.8 million, or ($0.11) per share for the six months ended March 31, 2024, compared to a net loss of $14.1 million, or ($0.10) per share for the six months ended March 31, 2023. The increase in the net loss was primarily due to the increase in stock-based compensation expense.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. The Company’s diversified pipeline includes two late-stage product candidates. At the end of 2023, Citius completed enrollment in a Phase 3 pivotal superiority trial of Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections. The Biologics License Application for LYMPHIR™, a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma, is currently under review by the FDA with August 13, 2024 assigned as the PDUFA target action date. Citius previously announced plans to form Citius Oncology, a standalone publicly traded company with LYMPHIR as its primary asset. LYMPHIR received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In addition, Citius completed enrollment in its Phase 2b trial of CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities, including those from existing and new pipeline assets; our need for substantial additional funds; uncertainties relating to preclinical and clinical testing; the FDA may not approve LYMPHIR; our ability to commercialize our products if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the early stage of products under development; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; our ability to realize some or all of the benefits expected to result from the anticipated spinoff of Citius Oncology or the delay of such benefits; our ongoing businesses which may be adversely affected and subject to certain risks and consequences as a result of the anticipated spinoff transaction; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$12,559,607	$26,480,928
Prepaid expenses	9,014,124	7,889,506
Total Current Assets	21,573,731	34,370,434

Property and equipment, net	275	1,432
Operating lease right-of-use asset, net	352,505	454,426
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796

Total Assets	$90,711,369	$103,611,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,669,507	$2,927,334
Accrued expenses	151,204	476,300
Accrued compensation	1,123,076	2,156,983
Operating lease liability	229,733	218,380
Total Current Liabilities	4,173,520	5,778,997

Deferred tax liability	6,425,800	6,137,800
Operating lease liability – noncurrent	145,098	262,865
Total Liabilities	10,744,418	12,179,662

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 159,094,781 and 158,857,798 shares issued and outstanding at March 31, 2024 and September 30, 2023, respectively	159,095	158,858
Additional paid-in capital	259,214,194	252,903,629
Accumulated deficit	(180,006,718)	(162,231,379)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	79,366,571	90,831,108
Non-controlling interest	600,380	600,380
Total Equity	79,966,951	91,431,488

Total Liabilities and Equity	$90,711,369	$103,611,150

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	3,605,898	4,726,855	6,227,808	8,172,370
General and administrative	4,285,911	4,792,850	7,946,639	7,396,137
Stock-based compensation – general and administrative	3,078,392	1,165,595	6,136,577	2,366,676
Total Operating Expenses	10,970,201	10,685,300	20,311,024	17,935,183

Operating Loss	(10,970,201)	(10,685,300)	(20,311,024)	(17,935,183)

Other Income
Interest income	182,205	303,275	435,843	517,824
Gain on sale of New Jersey net operating losses	2,387,842	—	2,387,842	3,585,689
Total Other Income	2,570,047	303,275	2,823,685	4,103,513

Loss before Income Taxes	(8,400,154)	(10,382,025)	(17,487,339)	(13,831,670)
Income tax expense	144,000	144,000	288,000	288,000

Net Loss	$(8,544,154)	$(10,526,025)	$(17,775,339)	$(14,119,670)

Net Loss Per Share - Basic and Diluted	$(0.05)	$(0.07)	$(0.11)	$(0.10)

Weighted Average Common Shares Outstanding
Basic and diluted	159,072,239	146,251,945	159,013,769	146,231,313

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Unaudited)

	2024	2023
Cash Flows From Operating Activities:
Net loss	$(17,775,339)	$(14,119,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	6,136,577	2,366,676
Issuance of common stock for services	174,225	102,000
Amortization of operating lease right-of-use asset	101,921	93,869
Depreciation	1,157	1,461
Deferred income tax expense	288,000	288,000
Changes in operating assets and liabilities:
Prepaid expenses	(1,124,618)	(2,983,022)
Accounts payable	(257,827)	1,560,215
Accrued expenses	(325,096)	845,442
Accrued compensation	(1,033,907)	(736,474)
Operating lease liability	(106,414)	(95,932)
Net Cash Used In Operating Activities	(13,921,321)	(12,677,435)

Cash Flows From Financing Activities:
Proceed from common stock option exercise	—	31,267
Net Cash Provided By Financing Activities	—	31,267

Net Change in Cash and Cash Equivalents	(13,921,321)	(12,646,168)
Cash and Cash Equivalents - Beginning of Period	26,480,928	41,711,690
Cash and Cash Equivalents - End of Period	$12,559,607	$29,065,522